FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (the "Amendment"), dated as of October 26, 2004, by and between CAMINOSOFT CORP., a California corporation (the "Company"), and FUSION CAPITAL FUND II, LLC (the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Registration Rights Agreement.

         WHEREAS, the parties hereto are parties to a Registration Rights Agreement dated as of September 16, 2004 (the "Registration Rights Agreement") pursuant to which the Seller has agreed to provide certain registration rights under the Securities Act of 1933, as mended, and the rules and regulations thereunder and applicable state securities laws.

         WHEREAS, the parties desire to amend the Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:

      1. AMENDMENTS. In Section 2(a) of the Registration Rights Agreement the reference to nine (9) million shares shall be changed to (15) fifteen million shares.

      2. EFFECT OF AMENDMENT/INCORPORATION OF CERTAIN PROVISIONS. Except as amended as set forth above, the Registration Rights Agreement shall continue in full force and effect. The provisions set forth in
            Section 11 of the Registration Rights Agreement are hereby incorporated by reference into this Amendment.

                                    * * * * *
IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Registration Rights Agreement to be duly executed as of the date first written above.

                                            THE COMPANY:

                                            CAMINOSOFT CORP.

                                            By:______________________
                                            Name:
                                            Title:

                                            BUYER:

                                            FUSION CAPITAL FUND II, LLC
                                            BY: FUSION CAPITAL PARTNERS, LLC
                                            BY: SGM HOLDINGS CORP.

                                            By:_______________________
                                            Name: Steven G. Martin
                                            Title: President